Exhibit 10.18

EXECUTION COPY

EMPLOYMENT AGREEMENT

THIS AGREEMENT is dated March 15, 2007 (the “Effective Date”) by and between TELKONET, INC., a Utah corporation (“TELKONET”) and JEFFREY SOBIESKI (“Executive”).

WHEREAS, TELKONET is the purchaser of the outstanding membership units of ETHOSTREAM LLC (“ETHOSTREAM”), pursuant to a Unit Purchase Agreement of even date herewith by and among TELKONET, ETHOSTREAM and the members of ETHOSTREAM (the “Purchase Agreement”);

WHEREAS, TELKONET desires to maintain the business of ETHOSTREAM and to expand and further develop the business of ETHOSTREAM; and

WHEREAS, TELKONET, in connection with the consummation of the purchase of the outstanding membership units of ETHOSTREAM, desires to employ Executive effective as of the Closing Date (as defined in the Purchase Agreement), and Executive desires to accept such employment, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the parties, intending to be legally bound, agree as follows:

1.     Duties.  TELKONET hereby employs Executive in the capacity of CIO of ETHOSTREAM. In such capacity, Executive shall perform his duties in a professional, supervisory and managerial nature solely for the benefit of TELKONET and pertaining to the business and affairs of TELKONET as determined by the Board of Directors and/or the Executive Committee of TELKONET. Executive shall report directly to ETHOSTREAM’s Chief Executive Officer (the “ETHOSTREAM’S CEO”). Executive’s duties and responsibilities shall also include, but not be limited to, the following:

(a) Serve as the most senior information systems executive of ETHOSTREAM’s operations and activities;

(b) Oversee internal systems design, internal systems programming, applications programming, telecommunications, information systems, network systems, computer operations, data warehouse, and enterprise wide systems; and oversee the needs analysis, acquisition, and maintenance of all information processing equipment.

(c) Assist in the supervision of the sales, installation and support of all ETHOSTREAM subscriber acquisition activities;

(d) Make internal systems expenditures consistent with the approved budget of ETHOSTREAM; and

(e) Implement all directives from the ETHOSTREAM CEO and perform all such other duties that may be assigned from time-to-time by the Board of Directors in its discretion.

2.     Term. The term of this Agreement (the “Term”) shall commence on the Effective Date and shall expire on March 14, 2010. This Term may be extended by the mutual agreement of both parties unless the Executive is terminated as provided in Section 6.

3.     Extent of Services. During the Term and any extension thereof, Executive shall devote his full time and efforts to the performance, to the best of his abilities, of such duties and responsibilities as described in Section 1 above, and as the Board of Directors and/or the TELKONET CEO shall determine, consistent therewith.

4.     Compensation.

(a) Salary. Executive shall be paid One Hundred Forty Eight Thousand Dollars ($148,000.00) on an annualized basis in accordance with TELKONET’s normal payroll practices, and subject to all lawfully required withholding. The base salary may be increased annually as determined by the TELKONET CEO.

(b) Bonus. The Board of Directors of TELKONET and the Executive will agree upon milestones for bonus achievement. The actual bonus amount will be determined by the Board of Directors with the recommendation/review by the TELKONET CEO.

(c) Executive Participation in TELKONET Staff Benefits Plans. Following the Effective Date, Executive shall be entitled to participate in any group health programs and other benefit plans, which may be instituted from time-to-time for TELKONET employees, and for which Executive qualifies under the terms of such plans. All such benefits shall be provided on the same terms and conditions as generally apply to all other TELKONET employees under these plans and may be modified by TELKONET from time-to-time.

(d) Expenses. Subject to approval by the TELKONET CEO, Executive shall be reimbursed by TELKONET for all ordinary, reasonable, customary and necessary expenses incurred by him in the performance of his duties and responsibilities. Executive agrees to prepare documentation for such expenses as may be necessary for TELKONET to comply with the applicable rules and regulations of the Internal Revenue Service. TELKONET will provide a monthly stipend equal to $700 to Executive for the purpose of obtaining an auto for the Executive’s business use.

5.     Vacation. At full pay and without any adverse effect to his compensation, provided all other terms and conditions of this Agreement are satisfied, Executive shall be entitled to three (3) weeks of vacation for each full calendar year during the term of this Agreement. Executive agrees to schedule his vacation leave in advance upon written notice to the ETHOSTREAM CEO. Carryover of vacation days in excess of two weeks is subject to the prior approval of the TELKONET CEO.

6.     Termination. This Agreement shall terminate in accordance with Section 2 of this Agreement, or upon the first to occur of any of the following events:

(a) The death of Executive;

(b) The mutual consent of Executive and TELKONET;

(c) “Cause” exists for termination. For purposes of this Agreement, “cause” shall mean the occurrence of any of the following: (1) theft, fraud, embezzlement, or any other act of dishonesty by Executive; (2) any material breach by Executive of any provision of this Agreement which breach is not cured within a reasonable time (but not to exceed thirty (30) days after written notification thereof to Executive by TELKONET; (3) any habitual neglect of duty or misconduct of Executive in discharging any of his duties and responsibilities under this Agreement after a written demand for performance was delivered to Executive that specifically identified the manner in which the Board believed the Executive had failed to discharge his duties and responsibilities, and the Executive failed to resume substantial performance of such duties and responsibilities on a continuous basis immediately following such demand; (4) commission by Executive of a felony or any offense involving moral turpitude; or (5) any default of Executive’s obligations hereunder, or any failure or refusal of Executive to comply with the policies, rules and regulations of TELKONET generally applicable to TELKONET employees, which default, failure or refusal is not cured within a reasonable time (but not to exceed thirty (30) days) after written notification thereof to Executive by TELKONET. If cause exists for termination, Executive shall be entitled to no further compensation, except for accrued leave and vacation and except as may be required by applicable law.

(d) “Good reason” exists for Executive to terminate his employment with TELKONET. For purposes of this Agreement, “good reason” shall mean the occurrence of any of the following: (1) any material adverse reduction in the scope of Executive’s authority or responsibilities as CIO of ETHOSTREAM; (2) any reduction in the amount of Executive’s compensation or participation in any employee benefits; or (3) Executive’s principal place of employment is actually or constructively moved to any office or other location 50 miles or more outside of Milwaukee, Wisconsin. If Executive terminates his employment with TELKONET for “good reason,” then, upon notice to TELKONET by Executive of such termination, TELKONET shall continue to pay Executive's base salary and provide Executive with continued participation in each employee benefit plan in which Executive participated immediately prior to the termination date for the period starting on the first day after the termination date and ending upon the expiration of the Term.

If Executive is terminated by TELKONET for any reason other than for “cause,” then TELKONET shall continue to pay Executive's base salary and provide Executive with continued participation in each employee benefit plan in which Executive participated immediately prior to the termination for the period starting on the first day after the termination and ending upon the expiration of the Term. In the event TELKONET fails to renew this Agreement upon expiration of the Term, then TELKONET shall continue to pay Executive's base salary and provide Executive with continued participation in each employee benefit plan in which Executive participated immediately prior to expiration of the Term for a period of three months following expiration of the Term.

7.     Surrender of Books and Papers. Upon termination of this Agreement (irrespective of the time, manner, or cause of termination, be it for cause or otherwise), Executive shall immediately surrender to TELKONET all books, records, or other written papers or documents entrusted to him or which he has otherwise acquired pertaining to TELKONET and/or ETHOSTREAM and all other TELKONET property in Executive’s possession, custody or control.

8.     Inventions and Patents. Executive agrees that Executive will promptly from time-to-time fully inform and disclose to TELKONET any and all ideas, concepts, copyrights, copyrightable material, developments, inventions, designs, improvements and discoveries of whatever nature that Executive may have or produce during the term of Executive’s employment under this Agreement that pertain or relate to the then current business of TELKONET (the “Creations”), whether conceived by Executive alone or with others and whether or not conceived during regular working hours. All Creations shall be the exclusive property of TELKONET and shall be “works made for hire” as defined in 17 U.S.C. §101, and TELKONET shall own all rights in and to the Creations throughout the world, without payment of royalty or other consideration to Executive or anyone claiming through Executive Executive hereby transfers and assigns to TELKONET (or its designee) all right, title and interest in and to every Creation. Executive shall assist TELKONET in obtaining patents or copyrights on all such inventions, designs, improvements and discoveries being patentable or copyrightable by Executive or TELKONET and shall execute all documents and do all things reasonably necessary (at TELKONET’s sole cost and expense) necessary to obtain letters of patent or copyright, vest the TELKONET with full and exclusive title thereto, and protect the same against infringement by third parties, and such assistance shall be given by Executive, if needed, after termination of this Agreement for whatever cause or reason. Executive hereby represents and warrants that Executive has no current or future obligation with respect to the assignment or disclosure of any or all developments, inventions, designs, improvements and discoveries of whatever nature to any previous Employer, entity or other person and that Executive does not claim any rights or interest in or to any previous unpatented or uncopyrighted developments, inventions, designs, improvements or discoveries.

9.     Trade Secrets, Non-Competition and Non-Solicitation.

(a) Trade Secrets. Contemporaneous with the execution of this Agreement and during the term of employment under this Agreement, TELKONET shall deliver to Executive or permit Executive to have access to and become familiar with various confidential information and trade secrets of TELKONET, including without limitation, data, production methods, customer lists, product format or developments, other information concerning the business of TELKONET and ETHOSTREAM, and other unique processes, procedures, services and products of ETHOSTREAM and TELKONET, which are regularly used in the operation of the business of the ETHOSTREAM and TELKONET, (collectively, the “Confidential Information”). For purposes of the preceding sentence, information is not treated as being Confidential Information if it: (i) is or becomes generally available to the public other than by Executive in violation of this Agreement; (ii) is obtained by Executive in good faith from a third party who discloses such information to Executive on a non-confidential basis without violating any obligation of confidentiality or secrecy relating to the information disclosed; (iii) is independently developed by Executive outside the scope of his employment without use of Confidential Information; or (iv) is Executive’s personnel information. Executive shall not disclose any of the Confidential Information that he receives from ETHOSTREAM, TELKONET or their clients and customers in the course of his employment with TELKONET, directly or indirectly, nor use it in any way, either during the term of this Agreement or for a period of five (5) years thereafter, except as required in the course of employment with TELKONET. Executive further acknowledges and agrees that Executive owes ETHOSTREAM and TELKONET, a fiduciary duty to preserve and protect all Confidential Information from unauthorized disclosure or unauthorized use. All files, records, documents, drawings, graphics, processes, specifications, equipment and similar items relating to the business of ETHOSTREAM and/or TELKONET, whether prepared by Executive or otherwise coming into Executive’s possession in the course of his employment with TELKONET, shall remain the exclusive property of TELKONET and shall not be removed from the premises of ETHOSTREAM and/or TELKONET without the prior written consent of TELKONET unless removed in relation to the performance of Executive’s duties under this Agreement. Any such files, records, documents, drawings, graphics, specifications, equipment and similar items, and any and all copies of such materials which have been removed from the premises of TELKONET, shall be returned by Executive to ETHOSTREAM.

(b) Non-Competition. Executive acknowledges that he will be provided with and have access to the Confidential Information, the unauthorized use or disclosure of which would cause irreparable injury to TELKONET, that TELKONET’s willingness to enter into this Agreement is based in material part on Executive’s agreement to the provisions of this Section 9(b) and that Executive’s breach of the provisions of this Section would materially and irreparably damage TELKONET. In consideration for TELKONET’s disclosure of Confidential Information to Executive, Executive’s access to the Confidential Information, and the salary paid to executive by ETHOSTREAM hereunder, Executive agrees that during the term of Executive’s employment with ETHOSTREAM under this Agreement and for one (1) year after the termination of Executive’s employment and regardless whether such termination is with or without cause, Executive shall not, directly or indirectly, either as an executive, employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, advisor or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the Restricted Business (as defined herein) in North America. “Restricted Business” means any business conducted by TELKONET, either itself or through ETHOSTREAM, at any time prior to or during Executive’s employment pursuant to this Agreement.

(c) Reasonableness of Restrictions. Executive acknowledges that the restrictions set forth in Section 9(b) of this Agreement are reasonable in scope and necessary for the protection of the business and goodwill of TELKONET. Executive agrees that should any portion of the covenants in Section 9 be unenforceable because of the scope thereof or the period covered thereby or otherwise, the covenant shall be deemed to be reduced and limited to enable it to be enforced to the maximum extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

(d) Soliciting Executives. Executive shall not during the term of this Agreement or for a period of one (1) year after termination of Executive’s employment hereunder for any reason, whether by resignation, discharge or otherwise, either directly or indirectly, solicit the employment of, any employee of ETHOSTREAM or TELKONET for the purpose of causing them to leave the employment of ETHOSTREAM or TELKONET or take employment with any business that is in competition in any manner whatsoever with the business of ETHOSTREAM or TELKONET.

(e) Injunctive Relief; Extension of Restrictive Period. In the event of a breach of any of the covenants by Executive or TELKONET contained in this Agreement, it is understood that damages will be difficult to ascertain, and either party may petition a court of law or equity for injunctive relief in addition to any other relief which Executive or TELKONET may have under the law, including but not limited to reasonable attorneys’ fees.

10.     Miscellaneous.

(a) This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, successors and assigns. Executive shall not assign any part of his rights under this Agreement without the prior written consent of TELKONET.

(b) This Agreement contains the entire agreement and understanding between the parties and supersedes any and all prior understandings and agreements between the parties regarding Executive’s employment.

(c) No modification hereof shall be binding unless made in writing and signed by the party against whom enforcement is sought. No waiver of any provisions of this Agreement shall be valid unless the same is in writing and signed by the party against whom it is sought to be enforced, unless it can be shown through custom, usage or course of action.

(d) This Agreement is executed in, and it is the intention of the parties hereto that it shall be governed by, the laws of the State of Wisconsin without giving effect to applicable conflict of laws provisions.

(e) The provisions of this Agreement shall be deemed to be severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

(f) Any notice or communication permitted or required by this Agreement shall be in writing and shall become effective upon personal service, or service by wire transmission, which has been acknowledged by the other party as being received, or two (2) days after its mailing by certified mail, return receipt requested, postage prepaid addressed as follows:

(1)	If to TELKONET:
Lorna M. Kleinrock, PHR
Vice President, Human Resources
Telkonet, Inc.
20374 Seneca Meadows Parkway
Germantown, Maryland 20876

(2)	If to Executive, to:
Jeffrey Sobieski
ETHOSTREAM, LLC
10200 Innovation Drive
Milwaukee, WI 53226

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IN WITNESS WHEREOF, TELKONET and Executive have executed this Agreement as of the Effective Date.

TELKONET, INC. By: ___________________________ Name: Title:	EXECUTIVE By: /s/ Jeffrey Sobieski Jeffrey Sobieski